Exhibit No. EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Barrett Funds and to the use of our report dated August 25, 2008 on the financial statements and financial highlights of Barrett Growth Fund, a series of shares of The Barrett Funds. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania October 27, 2008